As filed with the Securities and Exchange Commission on February 28, 2007.
Registration No. 333-138982

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Pre-Effective Amendment No. 4
to
Form S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

PROFESSIONAL VETERINARY PRODUCTS, LTD.
(Exact name of registrant as specified in its charter)

Nebraska	5047	37-1119387
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

10077 South 134th Street, Omaha, NE 68138
(402) 331-4440
(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

LIONEL L. REILLY, D.V.M.
President and Chief Executive Officer
Professional Veterinary Products, Ltd.
10077 South 134th Street, Omaha, NE 68138
(402) 331-4440
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of communications to:
Richard E. Putnam, Esq.
Baird Holm LLP
1500 Woodmen Tower, Omaha, Nebraska 68102-2068
(402) 636-8285

Approximate date of commencement of proposed sale to the public:  As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.  ☐

The Registrant hereby amends this Registration Statement on such date or dates as maybe necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE
     This Pre-Effective Amendment No. 4 to the Registrant’s Registration Statement on Form S-1 (Commission File No. 333-138982) is being filed solely for the purpose of filing an updated Exhibit 5 thereto.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Pre-Effective Amendment No. 4 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Omaha, State of Nebraska on this 28th day of February, 2007.

PROFESSIONAL VETERINARY PRODUCTS, LTD.

By:	/s/ Dr. Lionel L. Reilly
Dr. Lionel L. Reilly
President and CEO

Pursuant to the requirements of the Securities Act of 1933, this Pre-Effective Amendment No. 4 to the Registration Statement has been signed below by the following persons in the capacities indicated. on the 28th day of February, 2007.

Signature	Capacity

/s/ Dr. Lionel L. Reilly Dr. Lionel L. Reilly	President and Chief Executive Officer (principal executive officer)

/s/ Neal B. Soderquist Neal B. Soderquist	Chief Financial Officer and Vice President (principal financial officer and principal accounting officer)

/s/ Dr. G.W. Buckaloo, Jr.* Dr. G.W. Buckaloo, Jr.	Director

/s/ Dr. Tom Latta* Dr. Tom Latta	Director

/s/ Dr. Buddy D. Ray* Dr. Buddy D. Ray	Director

/s/ Dr. Scott A. Shuey* Dr. Scott A. Shuey	Director

/s/ Dr. William Swartz* Dr. William Swartz	Director

/s/ Dr. Thomas E. Wakefield* Dr. Thomas E. Wakefield	Director

Signature		Capacity

/s/ Dr. Steven E. Wright* Dr. Steven E. Wright		Director

/s/ A. Donald Janezic, Jr.* A. Donald Janezic, Jr.		Director

/s/ Dr. Eileen Sam Holly Morris* Dr. Eileen Sam Holly Morris		Director

*By:	/s/ Dr. Lionel L. Reilly As Attorney-in-fact

EXHIBIT INDEX

Exhibit No.	Description

3.1	Second Amended and Restated Articles of Incorporation of Professional Veterinary Products(1)
3.2	Second Amended and Restated Bylaws of Professional Veterinary Products, Ltd.(2)
3.3	Amendment to Second Amended and Restated Bylaws of Professional Veterinary Products, Ltd.(3)
4.1	Certificate of Professional Veterinary Products, Ltd.(4)
4.2	Second Amended and Restated Articles of Incorporation of Professional Veterinary Products, Ltd., which defines the rights of holders of the securities being registered(1)
4.3	Second Amended and Restated Bylaws of Professional Veterinary Products, Ltd., which defines the rights of holders of the securities being registered(2)
4.4	Amendment to Second Amended and Restated Bylaws of Professional Veterinary Products, Ltd.(3)
5	Form of Opinion of Baird Holm LLP (#)
10.1	Sales Agency Agreement between Professional Veterinary Products, Ltd. and Bayer Corporation(4)*
10.2	Sales Agent Agreement between Professional Veterinary Products, Ltd. and Merial LLC(4)*
10.3	Select Distributors Marketing Agreement between Professional Veterinary Products, Ltd. and the Animal Health Group of Pfizer, Inc.(4)*
10.4	Supply and Distribution Agreement between Professional Veterinary Products, Ltd. and Schering-Plough Animal Health Corporation(4)*
10.5	Distribution Agreement between Professional Veterinary Products, Ltd. and Fort Dodge Animal Health(4)
10.6	Purchase and Sale Agreement between Professional Veterinary Products, Ltd., AAHA Services Corporation and American Animal Hospital Association(5)
10.7	Lease of building located in York, Pennsylvania between Professional Veterinary Products, Ltd. and Kinsley Equities II Limited Partnership(6)
10.8	Supplemental Executive Retirement Plan(7)
10.9	Lease dated October 1, 2005 among Professional Veterinary Products, Ltd. and Steve Lewis and Mike Mimms(8)
10.10	Lease Agreement dated November 8, 2005 between Professional Veterinary Products, Ltd. and Independent Veterinary Group, LLC(8)
10.11	Supplemental Executive Retirement Plan (effective January 1, 2006)(9)
10.12	Separation Agreement and Release between Professional Veterinary Products, Ltd. and Cheryl E. Miller(14)
10.13	Loan Agreement with First National Bank of Omaha dated November 14, 2006(10)
10.14	Revolving Note dated November 14, 2006, to First National Bank of Omaha(10)
10.15	Term Note dated November 14, 2006, to First National Bank of Omaha(10)
10.16	Form of Security Agreement dated November 14, 2006, with First National Bank of Omaha(10)
10.17	Deed of Trust, Security Agreement, Assignment of Leases and Rents and Fixture Filing dated November 14, 2006, in favor of First National Bank of Omaha(10)
10.18	Assignment of Rents and Leases dated November 14, 2006, in favor of First National Bank of Omaha(10)
10.19	Commercial Lease Extension and Addendum with The Independent Veterinary Group LLC and ACH BRO LLC(11)
10.20	Amendment No. 1 to Lease Agreement between Professional Veterinary Products, Ltd. and Kinsley Equities II Limited Partnership(16)
10.21	Amendment No. 2 to Lease Agreement between Professional Veterinary Products, Ltd. and Kinsley Equities II Limited Partnership(16)
10.22	Amendment No. 3 to Lease Agreement between Professional Veterinary Products, Ltd. and Kinsley Equities II Limited Partnership(16)
11	Statement re Computation of Per Share Earnings(12)
12	Computation of Ratio of Earnings to Fixed Charges(12)

Exhibit No.	Description

21	List of Subsidiaries(13)
23.1	Consent of Quick & McFarlin, P.C. for the year ended July 31, 2006(17)
23.2	Form of consent of Baird Holm LLP (see Exhibit 5)
23.3	Consent of Quick & McFarlin, P.C. for the quarter ended October 31, 2006(17)
24.1	Power of Attorney executed by G.W. Buckaloo, Jr., D.V.M.(15)
24.2	Power of Attorney executed by Tom Latta, D.V.M.(15)
24.3	Power of Attorney executed by Buddy D. Ray, D.V.M.(15)
24.4	Power of Attorney executed by Scott A. Schuey, D.V.M.(15)
24.5	Power of Attorney executed by William Swartz, D.V.M.(15)
24.6	Power of Attorney executed by Thomas E. Wakefield, D.V.M.(15)
24.7	Power of Attorney executed by Steven E. Wright, D.V.M.(15)
24.8	Power of Attorney executed by A. Donald Janezic, Jr.(15)
24.9	Power of Attorney executed by Eileen Sam Holly Morris, D.V.M.(17)
99	Schedule of Allowances(12)

The following footnotes indicate a document previously filed as an exhibit to and incorporated by reference from the following:

(1)	Form 10-Q Quarterly Report for the period ended January 31, 2005 filed March 17, 2005.

(2)	Form 8-K Current Report dated March 7, 2005 and filed March 11, 2005.

(3)	Form 8-K Current Report dated May 26, 2006 and filed June 2, 2006.

(4)	Form S-1 Registration Statement No. 333-86629 filed on September 7, 1999.

(5)	Post-Effective Amendment No. 1 to the Form S-1 Registration Statement No. 333-86629 filed on November 3, 2000.

(6)	Form 10-K for the fiscal year ended July 31, 2002 filed on October 29, 2002.

(7)	Post-Effective Amendment No. 1 to the Form S-1 Registration Statement No. 333-72962 filed on August 29, 2003.

(8)	Post-Effective Amendment No. 2 to the Form S-1 Registration Statement No. 333-120426 filed on December 13, 2005.

(9)	Form 8-K Current Report dated October 19, 2006 and filed October 25, 2006.

(10)	Form 8-K Current Report dated November 14, 2006 and filed November 20, 2006.

(11)	Form 8-K Current Report dated August 2, 2006, and filed October 25, 2006.

(12)	Form 10-K for the fiscal year ended July 31, 2006 filed on October 30, 2006

(13)	Form S-1 Registration Statement No. 333-72962 filed on November 8, 2001.

(14)	Form S-1 Registration Statement No. 333-138982 filed on November 28, 2006.

(15)	Pre-Effective Amendment No. 1 to Form S-1/A Registration Statement No. 333-138982 filed on January 3, 2007.

(16)	Form 8-K Current Report dated January 3, 2007 and filed January 9, 2007.

(17)	Pre-Effective Amendment No. 2 to Form S-1/A Registration Statement No. 333-138982 filed on February 2, 2007.

The following footnotes are references to the following:

(#)	Filed herewith.

(*)	Portions of these exhibits have been redacted pursuant to a request for confidential treatment which was granted by the Securities and Exchange Commission.